UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 9, 2009

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 1.01    Entry into a Material Definitive Agreement.

On July 10, 2009, the Registrant disclosed the amendment, effective as of July 9, 2009, of a $2.0 million secured promissory note dated as of March 21, 2008 (the “Note”) by and among the Registrant and its founders, Lyle Berman, Gehrig White, James Crawford, and Arthur Lomax.  A copy of Amendment No. 1 to the Note is attached hereto as Exhibit 10 to this Current Report on Form 8-K.

The Note, as amended by Amendment No. 1 (the “Amended Note”), provides that monthly interest payments may be made, at the election of the holder, in common stock of the Registrant pursuant to a formula or cash.  In addition, the maturity date of the Note was extended to March 21, 2012.  The Amended Note was structured to comply with NASDAQ’s equity compensation rules which limit the issuance of common stock to directors at less than fair market value without shareholder approval.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10	Amendment No. 1 to Secured Promissory Note, dated March 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: July 10, 2009	By:	/s/ Mark D. Roberson
Mark D. Roberson, Acting Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10	Amendment No. 1 to Secured Promissory Note, dated March 21, 2008